EXHIBIT 23.2

February 20, 2008

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the AMERICAN WATER STAR, INC. 2008 Non-Qualified Stock Compensation Plan, of our report dated August 29, 2007, with respect to our audit of the financial statements of AMERICAN WATER STAR, INC. included in its Annual Report of Form 10-KSB as of December 31, 2006 and for the year then ended, filed with the Securities and Exchange Commission.

/s/ E. Randall Gruber

E. Randall Gruber, CPA P.C.